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Exhibit 23

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78449, 333-89838, 333-116353, 333-135072, 333-153426, 333-159755 and 333-175966) of Eagle Bancorp, Inc., and the Registration Statements on Form S-3 (Nos. 333-140314, 333-156560, and 333-183054) of Eagle Bancorp, Inc., of our report dated March 18, 2013, relating to the Consolidated Balance Sheets of Eagle Bancorp, Inc. as of December 31, 2012 and 2011, and the related Consolidated Statements of Operations, Changes in Shareholders' Equity and Cash Flows for each of the years ended December 31, 2012, 2011 and 2010, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Eagle Bancorp, Inc.

/S/  Stegman & Company

Baltimore, Maryland
March 18, 2013

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  Exhibit 23
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM